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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 3, 2002 (except Note 3 and Note 14, as to which the date is March 10, 2003) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-104035) and related Prospectus of Avatech Solutions, Inc. and subsidiaries for the registration of 2,320,247 shares of its common stock and 827,992 shares of its preferred stock.

                                                     /s/ Ernst & Young LLP

Baltimore, Maryland
May 30, 2003

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